EXHIBIT 23.1



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                                  EXHIBIT 23.1

                                        CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) as filed with the Securities and Exchange Commission on June 4, 1996 pertaining to the Cairn Energy USA, Inc. 1993 Stock Option Plan and Cairn Energy USA, Inc. 1993 Directors Stock Option Plan and therein of our report dated February 16, 1996, with respect to the consolidated financial statements of Cairn Energy USA, Inc. inclued in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                     ERNST & YOUNG


Dallas, Texas
June 4, 1996


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